SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011 (March 4, 2011)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01               Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the applicable documents described below.  The discussion is qualified in its entirety by the full text of the loan agreement and other documents, which are attached to this Current Report on Form 8-K as exhibits 10.1 through 10.3.

Loan and Note Agreements

Between March 4, 2011 and March 8, 2011 Composite Technology Corporation (the “Company”) entered into individual Loan and Promissoary Note Agreements (“Loan Agreements”) with four accredited investors, none of whom are affiliates of the Company (“the Lenders”).  Pursuant to the terms and subject to the conditions set forth in the Loan Agreements, the Lenders have provided a bridge loan totaling $600,000 (“Loan”) to the Company. Pursuant to the Loan Agreements, interest in the amount of 12% per annum, calculated on a 360 day year, will be paid as well as payment in kind interest of 5% due upon maturity.  The Loan is due the earlier of 30 days from the date of issuance or upon the closing a financing in excess of $2,000,000.  No cash fees were paid to any party to the transaction in exchange for lending the money.

Warrants

In addition, between March 4, 2001 and March 8, 2011, in conjunction with the Loan Agreements, the Company entered into  Warrant Agreements with the Lenders and issued warrants to purchase 1,200,000 shares of the Company’s common stock at $0.25 per share, exerciseable until March 2014.  The warrants may be exercised in a “cashless” manner unless registered for resale under an effective registration statement.  The warrants have “full ratchet” antidilution protection while the corresponding notes are outstanding and “weighted average price” antidilution protection after the corresponding notes are repaid in full.

The Company valued the warrants at $0.1171 per warrant for a total value of $140,520.  It used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued using the following assumptions.  The market price was $0.21, the average closing price between March 4 and March 8, 2011.  The volatility was estimated at 95%, the life of the warrants was 3 years, the risk free rate was 0.74% and the dividend yield was 0%.

Item 2.03. Creation of a Direct Financial Obligation

As described more fully under Item 1.01 and incorporated herein by reference, pursuant to the terms and subject to the conditions set forth in the Loan Agreements, the Lenders provided a bridge loan in the amount of $600,000 to the Company.  The transactions were closed between March 4, 2011 and March 8, 2011.  The Loan is due on April 8, 2011 but repayment is accelerated upon the closure of a financing of at least $2,000,000.  If an Event of Default occurs, the Lenders have the right to declare the principal of the loan, all accrued interest and any other amounts due under the Loan Agreement immediately due and payable.  An Event of Default includes a failure to pay principal or interest within 5 days of the date due; a determination that materially false or incorrect representations or warranties were made by the Company in the Loan Agreements; or the commencement of an insolvency proceeding by or against the Company or a Major Subsidiary that is not dismissed within 90 days.

Item 3.02. Unregistered Sales of Equity Securities

Between March 4, 2011 and March 8, 2011, the Company issued (i) warrants in favor of the Lenders to purchase 1,200,000 shares of the Company’s common stock at $0.25 per share.   The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipients represented that they took the securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.  These securities have not been registered under the Securitie Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from  the registration requirements.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.	Description

10.1	Form of Loan Agreement by and among the Registrant and the Lenders dated March, 2011.

10.2	Form of Promissory Note by and among the Registrant and the Lenders dated March, 2011.

10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon Chief Executive Officer

Dated: March 10, 2011

Exhibit Index
Exh. No.	Description

10.1	Form of Loan Agreement by and among the Registrant and the Lenders dated as of March 2011.

10.2	Form of Promissory Note by and among the Registrant and the Lenders dated as of March 2011.

10.3	Form of Warrant